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                                                                  Exhibit 21.1

                     Subsidiaries of Atrium Companies, Inc.


Atrium Door and Window Company-West Coast, a Texas corporation

Atrium Door and Window Company of the Northeast, a Connecticut corporation

Atrium Door and Window Company of New York, a Connecticut corporation

Atrium Door and Window Company of Arizona, a Delaware corporation

Atrium Door and Window Company of New England, Inc., a Connecticut corporation

Door Holdings, Inc., a Delaware corporation

R.G. Darby Company, Inc., an Alabama corporation

R. G. Darby Company-South, a Delaware corporation

Total Trim, Inc., an Alabama corporation

Total Trim, Inc.-South, a Delaware corporation

Wing Industries Holdings, Inc., a Delaware corporation

Wing Industries, Inc., a Texas corporation

Heat, Inc., a Delaware corporation

H.I.G. Vinyl, Inc., a Delaware corporation

Champagne Industries, Inc., a Colorado corporation

Thermal Industries, Inc., a Delaware corporation

Best Built, Inc., a Delaware corporation